UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

ZCO LIQUIDATING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 733-8400

OCZ Technology Group, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 7, 2014, ZCO Liquidating Corporation (the “Company”) completed the sale of certain assets of the Company and certain of its wholly-owned subsidiaries (the “Power Supply Assets”), mainly consisting of its power supply and power management assets, to Firepower Technology, Inc., a Delaware corporation (“Firepower”). The sale was completed pursuant to an Asset Purchase Agreement (the “Agreement”), dated February 4, 2014, between the Company and Firepower and was subject to Sections 105 and 363 of Chapter 11 of Title 11 of the United States Bankruptcy Code, including a marketing process.

The Agreement provided for consideration to be paid by Firepower in the form of assumption of obligations and payment in cash to the Company of an aggregate of $850,000. The Company anticipates that the net proceeds from the sale of the Power Supply Assets will be used principally to pay the claims of the Company’s creditors. The Company does not expect that any assets will be available for distribution to stockholders.

Item 8.01. Other Events.

As previously reported, on December 2, 2013, the Company and its wholly-owned domestic subsidiaries filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On January 16, 2014, the Bankruptcy Court entered an order (the “Bar Date Order”) establishing the following bar dates for filing proofs of claim against the Company: (a) March 3, 2014 at 5:00 p.m. Eastern Prevailing Time (the “General Bar Date”) for all persons and entities other than governmental units or those noted in (c) below, (b) June 2, 2014 at 5:00 p.m. Eastern Prevailing Time for all governmental units and (c) the later of (i) the General Bar Date and (ii) 30 days following the order approving the rejection of an executory contract or unexpired lease for all persons and entities holding claims arising from the rejection of the executory contract or unexpired lease.

A copy of the Bar Date Order is available for inspection during regular business hours at the Office of the Clerk of the United States Bankruptcy Court for the District of Delaware, 3rd Floor, 824 N. Market Street, Wilmington, Delaware 19801. In addition, a copy of the Bar Date Order may be viewed on the internet for a fee at the Bankruptcy Court’s website (http://www.deb.uscourts.gov) by following directions for accessing the Bankruptcy Court’s electronic filing system on such website, or free of charge on the website http://www.gcginc.com/cases/ocz.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Due to the Chapter 11 Petitions and matters related thereto, the Company is unable to provide any pro forma financial information which may be required by this Item.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZCO LIQUIDATING CORPORATION

By:	/s/ Timothy D. Boates
Timothy D. Boates
Chief Restructuring Officer

Date: February 10, 2014

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